Exhibit 99.1

                             SUBSCRIPTION AGREEMENT

                              LISBOA LEISURE, INC.

1. The undersigned (the "Purchaser") hereby irrevocably subscribes for and agrees to purchase the number of shares of common stock (the "Shares") in the capital of Lisboa Leisure, Inc., (the "Company"), a Nevada company, disclosed on page 4 of this Agreement at a price of US$0.02 per share for the aggregate price disclosed on page 4 of this Agreement (U.S. dollars) (the "Funds"). Together with this Subscription Agreement, the Purchaser is delivering to the Company the full amount of the purchase price for the Shares in respect of which it is subscribing.

2.  REPRESENTATIONS  AND  WARRANTIES  OF THE  PURCHASER.  In order to induce the
Company to accept this subscription, the Purchaser hereby represents and warrants to, and covenants with, the Company as follows:

A. The Purchaser is purchasing the Shares for the Purchaser's own account;

B. The Purchaser acknowledges the receipt of a copy of the Company's prospectus dated ______________ filed with the Securities and Exchange Commission (the "Prospectus") with respect to the offer and sale of the Shares. The Purchaser is not relying on the Company or its affiliates with respect to economic considerations involved in this investment, but has relied solely on its own advisors;

C. The Purchaser has had the opportunity to ask and receive answers to any and all questions the Purchaser had with respect to the Company, the Prospectus, its business plan, management and current financial condition. The Purchaser acknowledges that the Company is newly organized and has minimal operating history;

D. Except as set forth in this Agreement, no representations or warranties have been made to the Purchaser by the Company or any agent, employee or affiliate of the Company and in entering into this transaction the Purchaser is not relying upon any information, other than that contained in this Agreement, the Prospectus, and the result of independent investigation by the Purchaser;

E. The Purchaser acknowledges that although the shares of common stock being purchased from the Company are registered securities under the U.S. Securities Act of 1933, as amended, there may be restrictions on the resale of the shares imposed by the particular state laws where the Purchaser resides or in a jurisdiction outside of the United States. Accordingly, the Purchaser shall not offer to sell the Shares in any jurisdiction unless the Purchaser complies with all relevant laws, policies, and regulations, which shall be the sole responsibility of the Purchaser.

F. The Purchaser has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and this Agreement is a legally binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms;

G. The Purchaser is not purchasing the Shares as a result of any advertisement of the offering of the Shares; and

H. This subscription for the Shares has not been induced by any representations or warranties by any person whatsoever with regard to the future value of the Company's securities.

3. REPRESENTATIONS OF THE COMPANY. The Company represents and warrants to the Purchaser that:

A. The Company is duly incorporated under the laws of the State of Nevada and is in good standing in accordance with all applicable federal and state laws;

B. The execution, delivery and performance of this Agreement by the Company and the performance of its obligations hereunder do not and will not constitute a breach or violation of any of the terms and provisions of, or constitute a default under or conflict with or violate any provisions of (i) the Company's Articles of Incorporation or By-laws, (ii) any indenture, mortgage, deed of trust, agreement or any instrument to which the Company is a party or by which it or any of its property is bound, (iii) any applicable statute or regulation, or (iv) any judgment, decree or order of any court or government body having jurisdiction over the Company or any of its property;
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C.  The  execution,   delivery  and   performance  of  this  Agreement  and  the
consummation of the issuance of the Shares and the transactions contemplated by this Agreement are within the Company's corporate powers and have been duly authorized by all necessary corporate and stockholder action on behalf of the Company;

D. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties, which might result in any material adverse change in the condition (financial or otherwise) or in the earnings, business affairs or business prospects of the Company, or which might materially and adversely affect the properties or assets thereof;

E. The Company is not in default in the performance or observance of any material obligation agreement, covenant or condition contained in any material indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property may be bound; and neither the execution, nor the delivery by the Company, nor the performance by the Company of its obligations under this Agreement will conflict with or result in the breach or violation of any of the terms or provisions of, or constitute a default or result in the creation or imposition of a lien or charge on any assets or properties of the Company under any material deed of trust or other material agreement or instrument to which the Company is party or by which it is bound or any statute or the Articles of Incorporation or By-laws of the Company, or any decree, judgment, order, ruling or regulation of any court or government agency or body having jurisdiction over the Company or its properties;

F. There is no fact known to the Company (other than general economic conditions known to the public generally) that has not been disclosed in writing to the Purchaser that (i) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or on the earnings, business affairs, business prospects, properties or assets of the Company, or (ii) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement.

4. NON-BINDING UNTIL ACCEPTED. The Purchaser understands that this subscription is not binding upon the Company until the Company accepts it, which acceptance is at the sole discretion of the Company and is to be evidenced by the Company's execution of this Agreement where indicated. The funds advanced by the Purchaser cannot be used by the Company until the Company has accepted the subscription and has executed this Agreement.

5. NON-ASSIGNABILITY. Neither this Agreement nor any of the rights of the Purchaser hereunder may be transferred or assigned by the Purchaser.

6. MODIFICATION/ENTIRE AGREEMENT. This Agreement (i) may only be modified by a written instruction executed by the Purchaser and the Company; (ii) sets forth the entire agreement of the Purchaser and the Company with respect to the subject matter hereof; and (iii) shall enure heirs, legal representatives, successors and permitted assigns.

7. GOVERNING LAW. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of Nevada.

8. NOTICES. All Notices or other communication hereunder shall be in writing and shall be deemed to have been duly given if delivered personally (including courier service) or mailed by certified or registered mail, return receipt requested, postage prepaid.

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IN WITNESS  WHEREOF the  Purchaser  has executed  this  Securities  Subscription
Agreement on the date set forth below.

The Subscriber hereby offers to subscribe for ___________ Shares on the terms and conditions of this Agreement and agrees to pay the Funds and delivers herewith a certified check, wire transfer, money order or bank draft in the sum of $____________ (U.S.) made payable to the Company.

DATED: _________________________

SIGNED, SEALED AND DELIVERED By the Subscriber as follows:


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Signature of the Subscriber

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Printed Name of Subscriber

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Residential Address of Subscriber

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Residential Address of Subscriber

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Acceptance by the Company

This Agreement is accepted by the Company as of the ___ day of __________, 201_.



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                                     Per:
                                     Authorized Signatory

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